Exhibit 10.14

TRINITY INDUSTRIES, INC.
DIRECTOR COMPENSATION
Summary Sheet as of December 5, 2019

On December 5, 2019, the Board of Directors approved the following compensation for non-employee directors, effective in 2020:

•	Board member annual retainer - $70,000

•	Annual equity compensation - $130,000, using a date of grant share price as the basis for awards, with a minimum vesting period of one year

•	Independent Chairman of the Board - annual retainer of $125,000, to be paid in cash and/or equity, as selected by the Chair

•	Chairs of the Audit Committee and Human Resources Committee - annual retainer of $20,000

•	Chairs of Corporate Governance and Risk Committee and Finance and Risk Committee - annual retainer of $15,000

•	Board meeting fee - $2,000 for each meeting attended

•	Committee members - $2,000 for each meeting attended

•	Ad hoc or special assignment work performed for or at the request of the Chairman or Chief Executive Officer and President - $2,000 per day

•	Additional retainers for non-employee directors working on the search for a new Chief Executive Officer:

◦	Chairman of the Board - $25,000

◦	Other non-employee directors working on the search - $12,500